Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Kristine D. Brenner

Director of Investor Relations

(810) 257-2506

kristine.brenner@citizensbanking.com

Citizens Republic Bancorp Reports Third Quarter Earnings

•	Net income attributable to common shareholders was $27 million, or $0.68 per share for the third quarter, which includes a $13 million income tax benefit

•	Earnings were driven by net interest margin improvement, solid core banking fee income and continued control of expenses

•	Total portfolio loans increased for the first time in three years driven by 13% growth in commercial and industrial (“C&I”) loans over last quarter

•	Positive credit trends continue

FLINT, MICHIGAN, October 27, 2011 — Citizens Republic Bancorp, Inc. (Nasdaq: CRBC) announced net income attributable to common shareholders of $27.2 million, or $0.68 per diluted share for the three months ended September 30, 2011, compared to $18.5 million, or $0.46 per diluted share for last quarter. Citizens recorded a net loss attributable to common shareholders of $67.9 million, or $1.72 per diluted share for the third quarter of last year. For the first nine months of this year, Citizens recorded a net loss attributable to common shareholders of $28.7 million, or $0.73 per diluted share, compared to $202.9 million, or $5.15 per diluted share for the same period of 2010. All prior year shares outstanding and per share calculations have been adjusted to reflect the 1 for 10 reverse stock split that became effective July 1, 2011.

“We are very pleased to report another quarter of solid profitability. Our profits this quarter were driven by loan growth, maintaining fee income, continued expense management and margin expansion. Results over the past two quarters reflect our continued success in executing our strategies,” commented Cathleen Nash, president and chief executive officer.

Balance Sheet

Total assets at September 30, 2011 were $9.6 billion, an increase of $104.6 million or 1% from last quarter. Total portfolio loans were $5.7 billion, a modest increase over last quarter. Portfolio loan growth outpaced runoff for the first quarter in three years.

Core deposits, which exclude all time deposits, totaled $5.2 billion at September 30, 2011, an increase of $222.5 million or 4% from last quarter, primarily a result of seasonal increases in public funds deposits. Core deposits were up $269.9 million or 5% over September 30 of last year, reflecting our focus on generating and growing core deposit relationships. Time deposits decreased $127.3 million, or 5% from last quarter and $830.9 million or 26% from September 30 of last year, continuing the trend following our strategic focus on reducing high cost single service and brokered time deposits.

Other interest-bearing liabilities, which include federal funds purchased and securities sold under agreements to repurchase, other short-term borrowings, and long-term debt, totaled $896.9 million at September 30, 2011, a decrease of $28.1 million or 3% from the end of last quarter and a decrease of $331.5 million or 27% from September 30 of last year, as the result of a reduction in wholesale funding.

Capital

Citizens continues to maintain a strong capital position, and its regulatory capital ratios are above “well-capitalized” standards, as evidenced by the following key capital ratios.

Capital Ratios

	Regulatory Minimum for “Well- Capitalized”	September 30, 2011	June 30, 2011	September 30, 2010	Excess Capital over Minimum (in thousands)
Leverage ratio	5.00%	8.21%	7.83%	8.50%	$296,202
Tier 1 capital ratio	6.00	12.81	12.43	12.41	402,750
Total capital ratio	10.00	14.14	13.77	13.80	245,070
Tier 1 common equity (non-GAAP)		6.77	6.36	7.50
Tangible equity to tangible assets (non-GAAP)		7.36	7.12	8.03
Tangible common equity to tangible assets (non-GAAP)		4.31	4.05	5.34

Net Interest Income and Margin

Net interest margin increased to 3.63% in the third quarter, up 7 basis points from last quarter and 31 basis points from the third quarter of last year. These increases were due to declining deposit costs, reductions in high-cost funding, lower levels of non-performing assets, and a reduction in excess cash and money market investments. Year to date, net interest margin increased 30 basis points over last year as a result of the same factors.

Net interest income was $78.8 million for the third quarter, an increase of $1.2 million from last quarter due to the higher net interest margin. Net interest income decreased $2.7 million from the third quarter of last year due to a reduction in average earning assets, which was partially offset by higher net interest margin.

Credit Quality

Citizens’ positive credit trends continued this quarter. Credit quality continues to benefit from the emphasis we have placed on improving the risk characteristics in our portfolios.

•	Total delinquencies decreased to $49.6 million at the end of the quarter, representing 0.87% of portfolio loans.

•	Nonperforming assets declined to $149.1 million, representing a 2% decrease from the end of last quarter and a decrease of 66% from September 30 of last year.

•

Net charge-offs decreased to $33.4 million, compared to $35.4 million last quarter and $87.4 million in the third quarter of last year. More than half of this quarters’ charge-offs were related to moving non-performing residential mortgage loans to held for sale.

•	The provision for loan losses was $17.5 million in the third quarter, compared with $17.6 million last quarter and $89.6 million in the third quarter of last year.

•	The allowance for loan losses was $190.4 million or 169% of nonperforming portfolio loans

Noninterest Income and Expense

Noninterest income was $24.4 million for the third quarter, an increase of $1.1 million or 5% from last quarter. The increase over the second quarter benefited primarily from a seasonal increase in service charges and gains from investment securities and loans held for sale. Compared to the third quarter last year, noninterest income decreased $1.5 million or 6% primarily due to credit and market valuation adjustments recorded in other income partially offset by gains on loans held for sale.

Noninterest expense was $65.4 million for the third quarter, a decrease of $4.0 million or 6% from last quarter. The decrease was primarily a result of lower than expected third quarter FDIC premiums, lower salary expense and credit costs. Compared to the third quarter of last year, noninterest expense decreased $9.3 million or 12%, reflecting Citizens’ continued focus on improving efficiencies through better vendor management, and reductions in credit costs, salaries expense, and FDIC insurance.

The income tax benefit for the third quarter of 2011 was $12.6 million, compared with a benefit of $10.3 million for the second quarter of 2011 and a tax expense of $5.6 million for the third quarter of 2010. The income tax benefit in the third quarter of 2011 was largely due to Citizens recording a receivable as a result of a revocation of a tax election.

Conference Call

Citizens’ senior management will review the quarter’s results in a conference call at 10:00 a.m. ET on Friday, October 28, 2011. A live audio webcast is available on Citizens’ investor relations page at www.citizensbanking.com or by calling (800) 862-9098 (conference ID: Citizens Republic). To listen to the conference call, please connect approximately 10 minutes prior to the scheduled conference time.

A recording will be available approximately two hours after the completion of the conference call at www.citizensbanking.com, where it will be archived for 90 days.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this release includes non-GAAP financial measures such as tangible equity to tangible assets ratio, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax pre-provision profit, net interest margin, and the efficiency ratio. Citizens believes these non-GAAP financial measures provide additional information that is useful to investors in understanding the underlying performance of Citizens, its business, and performance trends and such measures help facilitate performance comparisons with others in the banking industry. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious as to their use of such measures. To mitigate these limitations, Citizens has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety to ensure that Citizens’ performance is properly reflected to facilitate consistent period-to-period comparisons. Although Citizens believes the above non-GAAP financial measures disclosed in this release enhance investors’ understanding of its business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures. See our related Form 8-K for further discussion regarding these non-GAAP financial measures.

Corporate Profile

Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, and Wisconsin with 219 offices and 249 ATMs. Citizens is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 57th largest bank holding company headquartered in the United States. More information about Citizens is available at www.citizensbanking.com.

Safe Harbor Statement

Discussions and statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” and statements regarding Citizens’ future financial and operating results, plans, objectives, expectations and intentions, are forward-looking statements that involve risks and uncertainties, many of which are beyond Citizens’ control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially.

Factors that could cause or contribute to actual results differing materially from Citizens’ expectations include the risks and uncertainties detailed from time to time in Citizens’ annual and quarterly filings with the SEC, which are available at the SEC’s web site www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows, financial position and prospects. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this release are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims, any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Discontinued Operations

As a result of the sale of Citizens’ wholly-owned subsidiary, F&M Bank - Iowa, during the second quarter of 2010, the financial condition and operating results for this subsidiary have been segregated from the financial condition and operating results of Citizens’ continuing operations throughout this release and, as such, are presented as a discontinued operation. While all prior periods have been revised retrospectively to align with this treatment, these changes do not affect Citizens’ reported consolidated financial condition or net income for any of the prior periods.

Consolidated Balance Sheets (Unaudited)

Citizens Republic Bancorp, Inc.

(in thousands)	September 30, 2011	June 30, 2011	September 30, 2010
Assets
Cash and due from banks	$147,418	$145,126	$142,025
Money market investments	283,018	176,847	530,169
Investment Securities:
Securities available for sale, at fair value	1,307,977	1,368,530	2,258,452
Securities held to maturity, at amortized cost (fair value of $1,491,048, $1,489,461 and $118,155, respectively)	1,454,873	1,482,787	112,029

Total investment securities	2,762,850	2,851,317	2,370,481
FHLB and Federal Reserve stock	123,696	125,635	157,304
Portfolio loans:
Commercial and industrial	1,531,492	1,349,803	1,657,383
Commercial real estate	1,643,901	1,722,242	2,503,685

Total commercial	3,175,393	3,072,045	4,161,068
Residential mortgage	654,561	708,164	800,521
Direct consumer	954,831	978,319	1,091,704
Indirect consumer	887,542	869,109	834,712

Total portfolio loans	5,672,327	5,627,637	6,888,005
Less: Allowance for loan losses	(190,354)	(206,292)	(324,046)

Net portfolio loans	5,481,973	5,421,345	6,563,959
Loans held for sale	30,221	19,515	52,191
Premises and equipment	98,954	100,596	106,272
Goodwill	318,150	318,150	318,150
Other intangible assets	8,116	8,848	11,306
Bank owned life insurance	219,248	218,854	218,056
Other assets	126,544	109,397	168,991

Total assets	$9,600,188	$9,495,630	$10,638,904

Liabilities
Noninterest-bearing deposits	$1,621,451	$1,486,970	$1,297,579
Interest-bearing demand deposits	945,458	917,522	947,126
Savings deposits	2,652,267	2,592,176	2,704,589

Core deposits	5,219,176	4,996,668	4,949,294
Time deposits	2,320,728	2,448,035	3,151,652

Total deposits	7,539,904	7,444,703	8,100,946
Federal funds purchased and securities sold under agreements to repurchase	40,599	43,244	42,334
Other short-term borrowings	640	680	710
Other liabilities	154,232	146,169	152,531
Long-term debt	855,670	881,112	1,185,322

Total liabilities	8,591,045	8,515,908	9,481,843
Shareholders’ Equity
Preferred stock - no par value	283,360	281,642	276,676
Common stock - no par value	1,433,765	1,433,094	1,431,314
Retained deficit	(706,907)	(734,091)	(566,543)
Accumulated other comprehensive (loss) income	(1,075)	(923)	15,614

Total shareholders’ equity	1,009,143	979,722	1,157,061

Total liabilities and shareholders’ equity	$9,600,188	$9,495,630	$10,638,904

Consolidated Statements of Operations (Unaudited)

Citizens Republic Bancorp, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Interest Income
Interest and fees on loans	$77,212	$96,080	$235,600	$298,802
Interest and dividends on investment securities:
Taxable	20,508	18,082	60,664	54,943
Tax-exempt	2,613	3,514	8,412	12,731
Dividends on FHLB and Federal Reserve stock	974	735	3,143	2,763
Money market investments	168	350	670	1,181

Total interest income	101,475	118,761	308,489	370,420

Interest Expense
Deposits	13,528	23,518	44,945	78,939
Short-term borrowings	20	20	57	61
Long-term debt	9,086	13,665	28,426	44,087

Total interest expense	22,634	37,203	73,428	123,087

Net Interest Income	78,841	81,558	235,061	247,333
Provision for loan losses	17,481	89,617	123,801	261,586

Net interest income (loss) after provision for loan losses	61,360	(8,059)	111,260	(14,253)

Noninterest Income
Service charges on deposit accounts	10,362	10,609	29,544	30,264
Trust fees	3,622	3,837	11,356	11,468
Mortgage and other loan income	2,089	2,590	6,915	7,377
Brokerage and investment fees	1,188	1,060	3,829	3,315
ATM network user fees	1,993	1,864	5,674	5,232
Bankcard fees	2,482	2,261	7,188	6,534
Net gains (losses) on loans held for sale	1,952	(1,441)	2,025	(17,548)
Investment securities gains (losses)	3	—	(1,373)	14,067
Other income	736	5,176	5,737	9,922

Total noninterest income	24,427	25,956	70,895	70,631
Noninterest Expense
Salaries and employee benefits	30,280	32,740	92,563	94,090
Occupancy	6,125	6,529	19,734	20,129
Professional services	2,394	2,737	7,020	7,605
Equipment	2,918	3,076	8,811	9,127
Data processing services	3,823	4,702	12,422	14,098
Advertising and public relations	2,179	1,605	4,550	5,018
Postage and delivery	1,142	1,187	3,378	3,496
Other loan expenses	3,941	4,355	12,510	14,880
Losses on other real estate (ORE)	1,210	1,967	11,687	12,508
ORE expenses	529	1,327	3,326	3,317
Intangible asset amortization	732	908	2,338	3,072
Other expense	10,138	13,607	38,172	42,513

Total noninterest expense	65,411	74,740	216,511	229,853

Income (Loss) from Continuing Operations Before Income Taxes	20,376	(56,843)	(34,356)	(173,475)
Income tax (benefit) provision from continuing operations	(12,568)	5,628	(22,779)	9,475

Income (Loss) from Continuing Operations	32,944	(62,471)	(11,577)	(182,950)
Discontinued operations:
Loss from discontinued operations (net of income tax)	—	—	—	(3,822)

Net Income (Loss)	32,944	(62,471)	(11,577)	(186,772)
Dividend on redeemable preferred stock	(5,761)	(5,451)	(17,088)	(16,139)

Net Income (Loss) Attributable to Common Shareholders	$27,183	$(67,922)	$(28,665)	$(202,911)

Income (Loss) Per Share from Continuing Operations
Basic	$0.68	$(1.72)	$(0.73)	$(5.05)
Diluted	0.68	(1.72)	(0.73)	(5.05)
Loss Per Share from Discontinued Operations
Basic	$—	$—	$—	$(0.10)
Diluted	—	—	—	(0.10)
Net Income (Loss) Per Common Share:
Basic	$0.68	$(1.72)	$(0.73)	$(5.15)
Diluted	0.68	(1.72)	(0.73)	(5.15)
Average Common Shares Outstanding:
Basic	39,433	39,402	39,418	39,388
Diluted	39,433	39,402	39,418	39,388

Selected Quarterly Information (Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Summary of Operations
Net interest income	$78,841	$77,606	$78,614	$81,731	$81,558
Provision for loan losses	17,481	17,596	88,724	131,296	89,617
Noninterest income (1)	24,427	23,325	23,143	24,028	25,956
Noninterest expense	65,411	69,444	81,656	77,234	74,740
Income tax (benefit) provision from continuing operations	(12,568)	(10,266)	55	3,383	5,628
Net income (loss)	32,944	24,157	(68,678)	(106,154)	(62,471)
Net income (loss) attributable to common shareholders (2)	27,183	18,456	(74,305)	(111,699)	(67,922)
Taxable equivalent adjustment	1,827	1,884	2,102	2,247	2,372
Per Common Share Data (3)
Net income (loss):
Basic	$0.68	$0.46	$(1.89)	$(2.83)	$(1.72)
Diluted	0.68	0.46	(1.89)	(2.83)	(1.72)
Common book value	18.03	17.34	16.73	18.47	22.17
Tangible book value (non-GAAP)	16.96	16.22	15.53	17.20	20.84
Tangible common book value (non-GAAP)	9.92	9.22	8.49	10.19	13.87
Shares outstanding, end of period (000) (4)	40,256	40,252	39,778	39,717	39,707
At Period End
Assets	$9,600,188	$9,495,630	$9,724,113	$9,965,645	$10,638,904
Earning assets	8,824,183	8,755,838	9,009,704	9,302,825	9,931,806
Portfolio loans	5,672,327	5,627,637	5,704,198	6,216,602	6,888,005
Allowance for loan losses	190,354	206,292	224,117	296,031	324,046
Deposits	7,539,904	7,444,703	7,691,505	7,726,834	8,100,946
Long-term debt	855,670	881,112	906,629	1,032,689	1,185,322
Shareholders’ equity	1,009,143	979,722	945,401	1,011,731	1,157,061
Average for the Quarter
Assets	$9,596,275	$9,664,939	$9,898,921	$10,468,318	$10,803,242
Earning assets	8,856,072	8,942,348	9,231,042	9,768,828	10,064,818
Portfolio loans	5,663,058	5,668,752	6,051,407	6,682,474	7,059,144
Allowance for loan losses	206,119	223,922	295,232	323,742	321,865
Deposits	7,546,615	7,605,707	7,729,960	7,964,849	8,197,765
Long-term debt	862,479	905,902	971,076	1,159,760	1,202,901
Shareholders’ equity	991,602	963,932	1,002,290	1,145,198	1,215,087
Financial Ratios (annualized) (5)
Return on average assets	1.36%	1.00%	(2.81)%	(4.02)%	(2.29)%
Return on average shareholders’ equity	13.18	10.05	(27.79)	(36.78)	(20.40)
Average shareholders’ equity / average assets	10.33	9.97	10.13	10.94	11.25
Net interest margin (FTE) (6)	3.63	3.56	3.53	3.42	3.32
Efficiency ratio (non-GAAP) (7)	62.24	66.90	78.33	71.39	68.02
Allowance for loan losses as a percent of portfolio loans	3.36	3.67	3.93	4.76	4.70
Allowance for loan losses as a percent of nonperforming loans	169.43	166.83	165.56	134.39	88.98
Allowance for loan losses as a percent of nonperforming assets	127.63	135.65	119.18	103.30	73.10
Nonperforming loans as a percent of portfolio loans	1.98	2.20	2.37	3.54	5.29
Nonperforming assets as a percent of portfolio loans plus ORAA(8)	2.61	2.68	3.26	4.55	6.35
Nonperforming assets as a percent of total assets	1.55	1.60	1.93	2.88	4.17
Net loans charged off as a percent of average portfolio loans (annualized)	2.34	2.51	10.77	9.46	4.91
Leverage ratio	8.21	7.83	7.39	7.71	8.50
Tier 1 capital ratio	12.81	12.43	11.90	12.11	12.41
Total capital ratio	14.14	13.77	13.24	13.51	13.80

(1)	Noninterest income includes a loss on investment securities of $1.0 million in the second quarter of 2011.
(2)

Net income (loss) attributable to common shareholders includes a non-cash dividend to preferred shareholders of $5.8 million, $5.7 million and $5.6 million in the third, second and first quarters of 2011 and $5.5 million and $5.4 million in the fourth and third quarters of 2010.

(3)	Per common share data, as well as number of shares, were adjusted to reflect the 1 for 10 reverse stock split effective 7/1/11.
(4)	Includes participating shares which are restricted stock units and restricted shares.
(5)	Financial ratios are based upon continuing operations.
(6)	Net interest margin is presented on an annual basis, includes taxable equivalent adjustments to interest income and is based on a tax rate of 35%.
(7)

The efficiency ratio measures how efficiently a bank spends its revenues. The formula is: (noninterest expense - goodwill impairment)/(net interest income + taxable equivalent adjustment + total noninterest income - investment securities gains (losses)).

(8)	Other real estate assets acquired (“ORAA”) include loans held for sale.

Loan Portfolios

(in thousands)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Land hold	$6,818	$7,426	$17,273	$28,259	$37,106
Land development	22,232	22,507	22,744	34,800	73,813
Construction	5,410	8,111	23,297	103,687	155,382
Income producing	975,262	1,019,551	1,038,674	1,170,982	1,382,261
Owner-occupied	634,179	664,647	692,296	783,007	855,123

Total commercial real estate	1,643,901	1,722,242	1,794,284	2,120,735	2,503,685
Commercial and industrial	1,531,492	1,349,803	1,353,167	1,474,227	1,657,383

Total commercial	3,175,393	3,072,045	3,147,451	3,594,962	4,161,068

Residential mortgage	654,561	708,164	727,304	756,245	800,521
Direct consumer	954,831	978,319	1,006,424	1,045,530	1,091,704
Indirect consumer	887,542	869,109	823,019	819,865	834,712

Total consumer	2,496,934	2,555,592	2,556,747	2,621,640	2,726,937

Total portfolio loans	$5,672,327	$5,627,637	$5,704,198	$6,216,602	$6,888,005

Delinquency Rates By Loan Portfolio

	September 30, 2011		June 30, 2011		March 31, 2011		December 31, 2010		September 30, 2010
30 to 89 days past due (in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$—	—%	$571	7.69%	$509	2.95%	$2,233	7.90%	$28	0.08%
Land development	216	0.97	—	—	—	—	216	0.62	4,456	6.04
Construction	—	—	1,722	21.23	—	—	464	0.45	2,382	1.53
Income producing	3,325	0.34	1,597	0.16	4,817	0.46	20,643	1.76	35,232	2.55
Owner-occupied	5,817	0.92	6,524	0.98	1,981	0.29	14,705	1.88	18,302	2.14

Total commercial real estate	9,358	0.57	10,414	0.60	7,307	0.41	38,261	1.80	60,400	2.41
Commercial and industrial	2,594	0.17	3,637	0.27	6,177	0.46	9,058	0.61	23,762	1.43

Total commercial	11,952	0.38	14,051	0.46	13,484	0.43	47,319	1.32	84,162	2.02

Residential mortgage	9,079	1.39	11,564	1.63	10,279	1.41	15,389	2.03	14,592	1.82
Direct consumer	18,629	1.95	20,393	2.08	17,210	1.71	22,379	2.14	20,479	1.88
Indirect consumer	9,898	1.12	10,681	1.23	10,187	1.24	13,287	1.62	12,216	1.46

Total consumer	37,606	1.51	42,638	1.67	37,676	1.47	51,055	1.95	47,287	1.73

Total delinquent loans	$49,558	0.87	$56,689	1.01	$51,160	0.90	$98,374	1.58	$131,449	1.91

Nonperforming Assets

	September 30, 2011		June 30, 2011		March 31, 2011		December 31, 2010		September 30, 2010
(in thousands)	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio	$	% of Portfolio
Land hold	$167	2.45%	$167	2.25%	$1,154	6.68%	$3,250	11.50%	$5,616	15.13%
Land development	12	0.05	379	1.68	78	0.35	3,070	8.82	15,975	21.64
Construction	257	4.76	559	6.89	395	1.70	7,472	7.21	27,431	17.65
Income producing	23,227	2.38	20,180	1.98	28,250	2.72	62,021	5.30	147,715	10.69
Owner-occupied	27,540	4.34	21,169	3.18	21,738	3.14	42,826	5.47	63,293	7.40

Total commercial real estate	51,203	3.11	42,454	2.47	51,615	2.88	118,639	5.59	260,030	10.39
Commercial and industrial	18,536	1.21	20,995	1.56	25,785	1.91	57,752	3.92	61,470	3.71

Total nonaccruing commercial	69,739	2.20	63,449	2.07	77,400	2.46	176,391	4.91	321,500	7.73

Residential mortgage	13,074	2.00	30,693	4.33	30,385	4.18	22,076	2.92	16,851	2.11
Direct consumer	14,704	1.54	13,944	1.43	13,043	1.30	12,562	1.20	15,546	1.42
Indirect consumer	1,256	0.14	1,281	0.15	1,169	0.14	1,279	0.16	1,694	0.20

Total nonaccruing consumer	29,034	1.16	45,918	1.80	44,597	1.74	35,917	1.37	34,091	1.25

Total nonaccruing loans	98,773	1.74	109,367	1.94	121,997	2.14	212,308	3.42	355,591	5.16
Loans 90+ days still accruing	1,368	0.02	1,604	0.03	660	0.01	1,573	0.03	1,643	0.02
Restructured loans still accruing	12,206	0.22	12,682	0.23	12,714	0.22	6,392	0.10	6,961	0.10

Total nonperforming portfolio loans	112,347	1.98	123,653	2.20	135,371	2.37	220,273	3.54	364,195	5.29
Nonperforming held for sale	20,134		11,395		30,359		24,073		38,351
Other repossessed assets acquired	16,665		17,032		22,227		42,216		40,735

Total nonperforming assets	$149,146		$152,080		$187,957		$286,562		$443,281

Commercial inflows	$23,901		$24,370		$29,486		$110,877		$95,611
Commercial outflows	(17,611)		(38,321)		(128,477)		(255,986)		(101,545)

Net change	$6,290		$(13,951)		$(98,991)		$(145,109)		$(5,934)

Net Charge-Offs

						Three Months Ended
	September 30, 2011		June 30, 2011			March 31, 2011			December 31, 2010		September 30, 2010
(in thousands)	$	% of Portfolio*	$	% of Portfolio*		$	% of Portfolio*		$	% of Portfolio*	$	% of Portfolio*
Land hold	$—	—%	$4,719	N/M	%	$4,942	N/M	%	$5,238	73.54%	$308	3.30%
Land development	43	0.76	38	0.68		4,439	79.15		19,652	N/M	8,985	48.29
Construction	(5)	(0.34)	(1)	(0.04)		5,578	97.09		10,046	38.44	433	1.10
Income producing	3,156	1.28	8,228	3.24		77,589	30.30		64,159	21.74	30,835	8.85
Owner-occupied	2,129	1.33	3,149	1.90		25,260	14.80		18,078	9.16	4,770	2.21

Total commercial real estate	5,323	1.28	16,133	3.76		117,808	26.63		117,173	21.92	45,331	7.18
Commercial and industrial	1,225	0.32	7,176	2.13		32,013	9.59		26,055	7.01	6,734	1.62

Total commercial	6,548	0.82	23,309	3.04		149,821	19.30		143,228	15.81	52,065	4.97

Residential mortgage	18,364	11.13	4,431	2.51		3,400	1.90		6,099	3.20	23,338	11.57
Direct consumer	5,710	2.37	5,605	2.30		5,496	2.21		7,114	2.70	9,804	3.56
Indirect consumer	2,797	1.25	2,076	0.96		1,921	0.95		2,870	1.39	2,205	1.05

Total consumer	26,871	4.27	12,112	1.90		10,817	1.72		16,083	2.43	35,347	5.14

Total net charge-offs	$33,419	2.34	$35,421	2.51		$160,638	10.77		$159,311	9.46	$87,412	4.91

* Represents an annualized rate.

Allocation of the Allowance for Loan Losses (ALLL) (1)

	September 30, 2011		June 30, 2011		September 30, 2010
(in thousands)	ALLL	Related NPL (2)	ALLL	Related NPL (2)	ALLL	Related NPL (2)
Specific allocated allowance:
Commercial and industrial	$99	$11,653	$169	$13,382	$11,210	$44,322
Commercial real estate	6,148	41,799	3,706	33,573	48,673	230,706
Residential mortgage	2,540	11,701	2,388	12,126	857	3,790
Direct Consumer	184	1,624	184	1,653	114	1,087

Total specific allocated allowance	8,971	66,777	6,447	60,734	60,854	279,905

Risk allocated allowance:
Commercial and industrial	23,944	8,748	30,382	9,719	46,024	18,791
Commercial real estate (CRE)	67,091	17,854	76,921	17,369	116,156	31,814

Total commercial	91,035	26,602	107,303	27,088	162,180	50,605
Residential mortgage	34,877	2,384	41,537	19,981	47,309	15,616
Direct Consumer	37,682	15,328	32,504	14,569	31,202	16,375
Indirect Consumer	13,789	1,256	15,501	1,281	17,399	1,694

Total risk allocated allowance	177,383	45,570	196,845	62,919	258,090	84,290

Total allocated allowance	186,354	112,347	203,292	123,653	318,944	364,195
General valuation allowances	4,000	—	3,000	—	5,102	—

Total allowance	$190,354	$112,347	$206,292	$123,653	$324,046	$364,195

(1)

The allocation of the allowance for loan losses in the above table is based upon ranges of estimates and is not intended to imply either limitations on the usage of the allowance or precision of the specific amounts. Citizens does not view the allowance for loan losses as being divisible among the various categories of loans. The entire allowance is available to absorb any future losses without regard to the category or categories in which the charged-off loans are classified.

(2)	Related NPL amounts in risk allocated allowances include restructured loans and still accruing and loans 90+ days past due and still accruing but classified as nonperforming.

Summary of Loan Loss Experience

	Three Months Ended
(in thousands)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Allowance for loan losses - beginning of period	$206,292	$224,117	$296,031	$324,046	$321,841

Provision for loan losses	17,481	17,596	88,724	131,296	89,617

Charge-offs:
Commercial and industrial	994	4,016	29,712	24,634	6,083
Small business	1,132	3,853	4,078	2,747	2,061
Commercial real estate	5,860	16,371	118,721	119,986	45,910

Total commercial	7,986	24,240	152,511	147,367	54,054
Residential mortgage	18,369	4,659	3,403	6,141	23,353
Direct consumer	6,398	6,522	6,468	7,701	10,256
Indirect consumer	3,430	2,639	2,472	3,647	2,808

Total charge-offs	36,183	38,060	164,854	164,856	90,471

Recoveries:
Commercial and industrial	721	524	1,603	1,017	1,321
Small business	180	169	174	309	89
Commercial real estate	537	238	913	2,813	579

Total commercial	1,438	931	2,690	4,139	1,989
Residential mortgage	5	228	3	42	15
Direct consumer	688	917	972	587	452
Indirect consumer	633	563	551	777	603

Total recoveries	2,764	2,639	4,216	5,545	3,059

Net charge-offs	33,419	35,421	160,638	159,311	87,412

Allowance for loan losses - end of period	$190,354	$206,292	$224,117	$296,031	$324,046

Non-GAAP Reconciliation

(in thousands)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Efficiency Ratio (non-GAAP)
Net interest income (A)	$78,841	$77,606	$78,614	$81,731	$81,558
Taxable equivalent adjustment (B)	1,827	1,884	2,102	2,247	2,372
Investment securities gain (losses) (C)	3	(993)	(383)	(171)	—
Noninterest income (D)	24,427	23,325	23,143	24,028	25,956
Noninterest expense (E)	65,411	69,444	81,656	77,234	74,740
Efficiency ratio: E/(A+B-C+D) (non-GAAP)	62.24%	66.90%	78.33%	71.39%	68.02%

Tangible Common Equity to Tangible Assets (non-GAAP)
Total assets	$9,600,188	$9,495,630	$9,724,113	$9,965,645	$10,638,904
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(8,116)	(8,848)	(9,626)	(10,454)	(11,306)

Tangible assets (non-GAAP)	$9,273,922	$9,168,632	$9,396,337	$9,637,041	$10,309,448

Total shareholders’ equity	$1,009,143	$979,722	$945,401	$1,011,731	$1,157,061
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Other intangible assets	(8,116)	(8,848)	(9,626)	(10,454)	(11,306)

Tangible equity (non-GAAP)	$682,877	$652,724	$617,625	$683,127	$827,605

Tangible equity	$682,877	$652,724	$617,625	$683,127	$827,605
Preferred stock	(283,360)	(281,642)	(279,955)	(278,300)	(276,676)

Tangible common equity (non-GAAP)	$399,517	$371,082	$337,670	$404,827	$550,929

Tier 1 Common Equity (non-GAAP)
Total shareholders’ equity	$1,009,143	$979,722	$945,401	$1,011,731	$1,157,061
Qualifying capital securities	73,667	73,667	73,667	73,667	73,667
Goodwill	(318,150)	(318,150)	(318,150)	(318,150)	(318,150)
Accumulated other comprehensive loss (income)	1,075	923	14,278	20,156	(15,614)
Other intangible assets	(8,116)	(8,848)	(9,626)	(10,454)	(11,306)

Tier 1 capital (regulatory)	$757,619	$727,314	$705,570	$776,950	$885,658

Tier 1 capital (regulatory)	$757,619	$727,314	$705,570	$776,950	$885,658
Qualifying capital securities	(73,667)	(73,667)	(73,667)	(73,667)	(73,667)
Preferred stock	(283,360)	(281,642)	(279,955)	(278,300)	(276,676)

Total Tier 1 common equity (non-GAAP)	$400,592	$372,005	$351,948	$424,983	$535,315

Net risk-weighted assets (regulatory)	$5,912,527	$5,850,177	$5,929,802	$6,416,792	$7,132,719

Equity to assets	10.51%	10.32%	9.72%	10.15%	10.88%
Tier 1 common equity (non-GAAP)	6.77	6.36	5.93	6.62	7.50
Tangible equity to tangible assets (non-GAAP)	7.36	7.12	6.57	7.09	8.03
Tangible common equity to tangible assets (non-GAAP)	4.31	4.05	3.59	4.20	5.34

Pre-tax pre-provision profit (non-GAAP)

	Three Months Ended
(in thousands)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Income (loss) from continuing operations	$32,944	$24,157	$(68,678)	$(106,154)	$(62,471)
Income tax (benefit) provision from continuing operations	(12,568)	(10,266)	55	3,383	5,628
Provision for loan losses	17,481	17,596	88,724	131,296	89,617
Net (gains) losses on loans held for sale	(1,952)	(1,179)	1,106	3,069	1,441
Investment securities (gains) losses	(3)	993	383	171	—
Losses on other real estate (ORE)	1,210	1,355	9,122	930	1,967
Fair-value adjustment on bank owned life insurance (1)	385	48	(100)	(105)	(159)
Fair-value adjustment on swaps (1)	268	77	114	(535)	202

Pre-tax pre-provision profit (non-GAAP)	$37,765	$32,781	$30,726	$32,055	$36,225

(1)	Fair-value adjustment amounts contained in line item “Other income” on Consolidated Statements of Operations

Noninterest Income and Noninterest Expense

	Three Months Ended
(in thousands )	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Service charges on deposit accounts	$10,362	$9,753	$9,429	$10,072	$10,609
Trust fees	3,622	3,811	3,923	4,135	3,837
Mortgage and other loan income	2,089	1,883	2,942	3,109	2,590
Brokerage and investment fees	1,188	1,533	1,108	1,264	1,060
ATM network user fees	1,993	1,926	1,755	1,825	1,864
Bankcard fees	2,482	2,468	2,238	2,325	2,261
Net gains (losses) on loans held for sale	1,952	1,179	(1,106)	(3,069)	(1,441)
Investment securities gains (losses)	3	(993)	(383)	(171)	—
Other income	736	1,765	3,237	4,538	5,176

Total noninterest income	$24,427	$23,325	$23,143	$24,028	$25,956

Salaries and employee benefits	$30,280	$31,265	$31,018	$32,294	$32,740
Occupancy	6,125	6,047	7,562	6,834	6,529
Professional services	2,394	2,407	2,219	2,945	2,737
Equipment	2,918	2,841	3,052	3,355	3,076
Data processing services	3,823	4,247	4,352	4,636	4,702
Advertising and public relations	2,179	1,802	569	1,512	1,605
Postage and delivery	1,142	1,120	1,116	1,075	1,187
Other loan expenses	3,941	3,314	5,255	5,431	4,355
Losses on other real estate (ORE)	1,210	1,355	9,122	930	1,967
ORE expenses	529	1,029	1,768	1,653	1,327
Intangible asset amortization	732	778	828	851	908
Other expense	10,138	13,239	14,795	15,718	13,607

Total noninterest expense	$65,411	$69,444	$81,656	$77,234	$74,740

Average Balances, Yields and Rates

	Three Months Ended
	September 30, 2011		June 30, 2011		September 30, 2010
(in thousands)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Earning Assets
Money market investments	$270,422	0.25%	$403,380	0.25%	$560,792	0.25%
Investment securities:
Taxable	2,536,944	3.23	2,443,792	3.36	1,911,268	3.78
Tax-exempt	242,494	6.63	254,797	6.55	321,256	6.73
FHLB and Federal Reserve stock	123,906	3.13	137,433	3.04	157,304	1.86
Portfolio loans:
Commercial and industrial	1,440,968	5.24	1,348,499	5.38	1,685,249	4.70
Commercial real estate	1,678,996	5.07	1,766,070	5.04	2,595,787	5.34
Residential mortgage	693,494	4.45	719,336	4.80	839,455	4.89
Direct consumer	967,443	6.00	990,764	6.06	1,112,768	6.03
Indirect consumer	882,157	6.56	844,083	6.68	825,885	6.82

Total portfolio loans	5,663,058	5.43	5,668,752	5.51	7,059,144	5.42
Loans held for sale	19,248	4.44	34,194	1.72	55,054	2.14

Total earning assets	8,856,072	4.64	8,942,348	4.67	10,064,818	4.79

Nonearning Assets
Cash and due from banks	147,044		138,728		154,119
Bank premises and equipment	99,835		101,352		106,503
Investment security fair value adjustment	46,558		53,822		65,693
Other nonearning assets	652,885		652,611		733,974
Allowance for loan losses	(206,119)		(223,922)		(321,865)

Total assets	$9,596,275		$9,664,939		$10,803,242

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$976,637	0.21	$947,220	0.23	$975,588	0.26
Savings deposits	2,648,640	0.33	2,621,616	0.37	2,591,083	0.63
Time deposits	2,380,333	1.80	2,562,463	1.89	3,318,137	2.24
Short-term borrowings	43,445	0.18	41,340	0.18	36,888	0.22
Long-term debt	862,479	4.19	905,902	4.23	1,202,901	4.51

Total interest-bearing liabilities	6,911,534	1.30	7,078,541	1.40	8,124,597	1.82
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,541,005		1,474,408		1,312,957
Other liabilities	152,134		148,058		150,601
Shareholders’ equity	991,602		963,932		1,215,087

Total liabilities and shareholders’ equity	$9,596,275		$9,664,939		$10,803,242

Interest Spread		3.34%		3.27%		2.97%
Contribution of noninterest bearing sources of funds		0.29		0.29		0.35

Net Interest Margin		3.63%		3.56%		3.32%

Average Balances, Yields and Rates

	Nine Months Ended September 30,
	2011		2010
(in thousands)	Average Balance	Average Rate	Average Balance	Average Rate
Earning Assets
Money market investments	$362,983	0.25%	$636,608	0.25%
Investment securities:
Taxable	2,432,220	3.33	1,842,089	3.98
Tax-exempt	258,524	6.67	388,018	6.73
FHLB and Federal Reserve stock	134,998	3.11	156,337	2.36
Portfolio loans:
Commercial and industrial	1,404,081	5.07	1,777,721	4.84
Commercial real estate	1,828,800	5.14	2,702,625	5.29
Residential mortgage	718,039	4.68	897,468	5.10
Direct consumer	994,185	6.06	1,155,622	6.06
Indirect consumer	847,878	6.68	808,412	6.83

Total portfolio loans	5,792,983	5.44	7,341,848	5.45
Loans held for sale	26,739	3.65	77,696	1.78

Total earning assets	9,008,447	4.66	10,442,596	4.85
Nonearning Assets
Cash and due from banks	143,254		168,855
Bank premises and equipment	101,846		108,013
Investment security fair value adjustment	44,256		51,330
Other nonearning assets	662,565		731,006
Assets of discontinued operations	—		145,217
Allowance for loan losses	(241,431)		(326,552)

Total assets	$9,718,937		$11,320,465

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$958,634	0.22	$1,031,670	0.28
Savings deposits	2,633,255	0.37	2,538,733	0.66
Time deposits	2,564,001	1.88	3,529,895	2.43
Short-term borrowings	41,999	0.18	35,110	0.23
Long-term debt	912,755	4.16	1,321,642	4.46

Total interest-bearing liabilities	7,110,644	1.38	8,457,050	1.95
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,470,866		1,289,423
Other liabilities	151,525		143,214
Liabilities of discontinued operations	—		172,273
Shareholders’ equity	985,902		1,258,505

Total liabilities and shareholders’ equity	$9,718,937		$11,320,465

Interest Spread		3.28%		2.90%
Contribution of noninterest bearing sources of funds		0.29		0.37

Net Interest Margin		3.57%		3.27%